                            SCHEDULE 14A INFORMATION


          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Com-
                                         mission Only (as permitted by
                                         Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 140.14a-12

                              VAN KAMPEN PACE FUND
                (Names of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed per Exchange Act Rules 14a-6(i)(1) and 0-11.

[ ] Fee paid previously with preliminary materials.

(VAN KAMPEN INVESTMENTS LOGO)

                        VAN KAMPEN STRATEGIC GROWTH FUND
                                REMINDER TO VOTE

Over the past several months, we have mailed proxy voting materials to you regarding the Special Meeting of Shareholders (the "Meeting") originally held on March 4, 2008. The Meeting has been adjourned to July 22, 2008 to allow additional time to secure the remaining votes needed to approve the proposal as outlined in the Notice of Special Meeting previously mailed to you. The adjourned meeting will be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois.

YOUR VOTE IS IMPORTANT AND YOUR PARTICIPATION IN THE AFFAIRS OF YOUR FUND DOES MAKE A DIFFERENCE.

Please join many of your fellow shareholders and cast your vote. To cast your vote, simply complete the enclosed proxy card and return it in the postage paid envelope provided. As a matter of convenience, you may cast your vote via the Internet or by telephone. Instructions for casting your vote via the Internet or telephone are printed on the enclosed proxy ballot. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the Internet or telephone, there is no need to mail the card.

If you have any questions, please do not hesitate to contact the Van Kampen Client Relations Department at 1-800-231-2808.

We appreciate your careful and prompt consideration of this matter.